UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2018

DORCHESTER MINERALS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-50175	81-0551518
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization	File Number	Identification No.)

3838 Oak Lawn, Suite 300, Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (214) 559-0300

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

 [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07                 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Limited Partners of Dorchester Minerals, L.P. (the “Partnership”) was held on May 16, 2018. The matters on which the unitholders voted, in person or by proxy, as fully described in the proxy statement for our Annual Meeting, were:

1.	to elect three managers who will serve on the Board of Managers and be appointed to the Advisory Committee until the 2019 Annual Meeting of Limited Partners;

2.	to approve the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2018;

3.	approval of Amendment No. 2 to Amended and Restated Partnership Agreement of Dorchester Minerals, L.P.

Allen D. Lassiter, C.W. Russell and Ronald P. Trout were each elected to our Board of Managers and appointed to the Advisory Committee.

The results of the voting were as follows:

1.     Election of Managers

Manager	Votes For	Votes Withheld	Broker Non-Votes

Allen D. Lassiter	18,479,570	1,059,717	9,015,964
C.W. Russell	17,596,736	1,942,551	9,015,964
Ronald P. Trout	17,843,121	1,696,166	9,015,964

2.     Approval of the Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes

27,886,246	585,394	83,611	0

3.     Approval of Amendment No. 2 to Amended and Restated Partnership Agreement of Dorchester Minerals, L.P.

Votes For	Votes Against	Abstentions	Broker Non-Votes

17,857,196	1,544,836	137,255	9,015,964

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DORCHESTER MINERALS, L.P. Registrant by Dorchester Minerals Management LP its General Partner, by Dorchester Minerals Management GP LLC its General Partner

Date: May 17, 2018
By: /s/ William Casey McManemin
William Casey McManemin Chief Executive Officer

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